Exhibit 99.1

ZIZZAZ, LLC
FINANCIAL STATEMENTS
AUGUST 26, 2011 (INCEPTION) TO DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Zizzaz LLC

We have audited the accompanying balance sheet of Zizzaz, LLC as of December 31, 2011, and the related statements of operations, members’ equity, and cash flows for the period August 26, 2022 (Inception) to December 31, 2011. Zizzaz, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zizzaz, LLC as of December 31, 2011, and the results of its operations and its cash flows for period August 26, 2022 (Inception) to December 31, 201 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
February 9, 2012

Zizzaz, LLC
Balance Sheet

December 31,
2011

Assets

Assets:
Cash	$16,090
Inventory	77,051
Total Current Assets	93,141

Intangible assets, net	205,000

Total Assets	$298,141

Liabilities and Members' Equity

Liabilities:
Accounts payable	$31,032
Total Current Liabilities	31,032

Total Members' Equity	267,109

Total Liabilities and Members' Equity	$298,141

See accompanying notes to financial statements

Zizzaz, LLC
Statement of Operations

For the Period August 26, 2011 (Inception) to
December 31, 2011

Sales	$-

Cost of sales	-

Gross profit	-

General and administrative expenses	89,707

Loss from operations	(89,707)

Net loss	$(89,707)

See accompanying notes to financial statements

Zizzaz, LLC
Statement of Changes in Members' Equity
For the Period August 26, 2011 (Inception) to December 31, 2011

Balance August 26, 2011 (Inception)	$-

Member units issued for contributed assets	282,051

Member contributions	74,765
Net loss for the period August 26, 2011 (Inception) to December 31, 2011	(89,707)

Balance, December 31, 2011	$267,109

See accompanying notes to financial statements

Zizzaz, LLC
Statement of Cash Flows

For the Period August 26, 2011 (Inception) to
December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,707)
Changes in operating assets and liabilities:
Increase (Decrease) in:
Accounts payable	31,032
Net Cash Used in Operating Activities	(58,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Member contributions	74,765
Net Cash Provided By Financing Activities	74,765

Net Increase in Cash	16,090

Cash and Cash Equivalents - Beginning of Period	-

Cash and Cash Equivalents - End of Period	$16,090

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income Taxes	$-
Interest	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

The members of the Company contributed assets into the Company with fair values as follows:
Inventory	$77,051
Trade name	$179,000
Customer List	$26,000

See accompanying notes to financial statements

Zizzaz, LLC
 Notes to Financial Statements
December 31, 2011

Note 1 Nature of Operations

Zizzaz, LLC. (the “Company”) was organized on August 26, 2011 as a Delaware limited liability company (“LLC”).  The Company was formed as a Holding Company to receive and hold assets assigned to the Company by the founding members until an acquisition candidate could be identified.

The assets held by the company consist of assets assigned to the members by Global Business Marketing, Inc. (GBM) which were used in GBM's power energy drink line of business.

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of assets acquired.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company held no cash equivalents at December 31, 2011.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2011, no cash balances exceeded the federally insured limit.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) valuation method.

December 31, 2011
Finished goods	$17,559
Packaging materials	59,492
$77,051

Zizzaz, LLC
 Notes to Financial Statements
December 31, 2011

Intangibles

Intangibles are comprised of goodwill, trade names and customer lists. In accordance with ASC 350, intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually, or when events indicate that an impairment exists. The Company calculates impairment as the excess of the carrying value of its indefinite-lived assets over their estimated fair value. If the carrying value exceeds the estimate of fair value a write-down is recorded. The Company amortizes it’s intangibles with finite useful lives over their respective useful lives. For the period August 26, 2011 (Inception) to December 31, 2011, there were no impairments recorded.

Long-Lived Assets

Management regularly reviews long-lived assets, including certain definite-lived intangible assets, for possible impairment. This review occurs annually, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, management then prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated using the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. For the period August 26, 2011 (Inception) to December 31, 2011, there were no impairment indicators identified.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short term financial instruments, approximates fair value due to the relatively short period to maturity for these instruments.

Income Taxes

The Company elected to be taxed as a pass-through limited liability company under the Internal Revenue Code and is not subject to federal and state income taxes; accordingly, no provision has been made.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on our financial statements.

Zizzaz, LLC
 Notes to Financial Statements
December 31, 2011

Subsequent Events Evaluation

The Company has evaluated for any subsequent events through February 09, 2012, which is the date these financial statements were available to be issued.

Note 3 Intangible Assets

Intangible assets were comprised of the following at December 31, 2011:

	Estimated Life	Gross Amount	Accumulated Amortization	Net
Trade Name	Indefinite	179,000	-	179,000
Customer List	8 years	26,000	-	26,000
		$205,000	$-	$205,000

Amortization expense related to the customer list totaled $0 for the period August 26, 2011 (Inception) to December 31, 2011.

As of December 31, 2011, the aforementioned assets have not been placed in service.

Note 4 Members’ Equity

On October 28, 2011, the Company issued membership units to the three founders in exchange for contributed assets of $282,051.

In accordance with FASB ASC 845-10-S99-1, the contributed assets were recorded at the founders historical costs as determined under Generally Accepted Accounting Principles.

The following sets forth the components of the Assets contributed:

Inventory	$77,051
Trade Name	179,000
Customer List	26,000
Total	$282,051

On November 09, 2011 two members contributed capital to the Company in the amount of $74,765.

Note 5 Commitments and Contingencies

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Subsequent Events

Asset Purchase Agreement

On February 06, 2012, the Company entered into an asset purchase agreement with a publicly traded corporation.   The Company relinquished all assets in exchange for (3) convertible notes totaling $1,000,000 to the Members.